EXHIBIT 1.A(8)(B)(VIII)


                   FIFTH AMENDMENT TO PARTICIPATION AGREEMENT

         THIS AGREEMENT is made by and among Security Life of Denver Insurance Company, a life insurance company organized under the laws of the State of Colorado ("Insurance Company"), Variable Insurance Products Fund II, an unincorporated business trust organized under the laws of the Commonwealth of Massachusetts (the "Fund"), and Fidelity Distributors Corporation, a Massachusetts corporation (the "Underwriter") (collectively, the "Parties").

         WHEREAS, the Parties executed a participation agreement dated August 10, 1994 (the "Participation Agreement"), governing how shares of Fund's portfolios are to be made available to certain variable life insurance and/or variable annuity contracts (the "Contracts") offered by Insurance Company through certain separate accounts (the "Separate Accounts").

         WHEREAS, the various Contracts for which shares are purchased are listed in Schedule A of the Participation Agreement;

         WHEREAS, the Parties have agreed that it is in their interests to add an additional Contract funded by the Separate Accounts;

         NOW, THEREFORE, in consideration of their mutual promises, Insurance Company, Fund, and Underwriter agree as follows:

         1. The Participation Agreement is hereby amended by substituting for the original Schedule A an amended Schedule A in the form attached hereto which adds the Corporate Benefits Variable Universal Life policy to the list of Contracts funded by the Separate Accounts.

Executed this 1st day of December, 1999.



Security Life of Denver Insurance Company    Variable Insurance Products Fund II


BY:  /s/ Gary W. Waggoner                    BY: /s/  Robert C. Pozen
   ------------------------------------         --------------------------------
     Gary W. Waggoner                                 Robert C. Pozen
     Vice President, General Counsel                  Senior Vice President
     and Corporate Secretary
                                             Fidelity Distributors Corporation


                                             BY: /s/  Kevin J. Kelly
                                                 -------------------------------
                                                      Kevin J. Kelly
                                                      Vice President

                                       -1-

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                                   Schedule A

                   Separate Accounts and Associated Contracts

Name of Separate Account and               Contracts Funded
Date Established by Board of Directors     By Separate Account
--------------------------------------     -------------------

Security Life Separate Account Al          o   The Exchequer Variable Annuity
(November 3, 1993)                             (Flexible Premium Deferred
                                               Combination Fixed and Variable
                                               Annuity Contract)

Security Life Separate Account Ll          o   First Line (Flexible Premium
(November 3, 1993)                             Variable Life Insurance Policy)
                                           o   Strategic Advantage Variable
                                               Universal Life (Flexible Premium
                                               Variable Universal Life Insurance
                                               Policy)
                                           o   FirstLine II Variable Universal
                                               Life (Flexible Premium Variable
                                               Life Insurance Policy)
                                           o   Strategic Advantage II Variable
                                               Universal Life (Flexible Premium
                                               Variable Life Insurance)
                                           o   Variable Survivorship Universal
                                               Life (Flexible Premium Variable
                                               Life Insurance)
                                           o   Corporate Benefits Variable
                                               Universal Life (Flexible Premium
                                               Variable Life Insurance)

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